Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-282328 on Form S-3, and Nos. 333-261540 and 333-265993 on Form S-8 of Third Coast Bancshares, Inc., of our report dated March 5, 2025, relating to the consolidated financial statements of Third Coast Bancshares, Inc. appearing in this annual report on Form 10-K of Third Coast Bancshares, Inc. for the year ended December 31, 2024.

/s/ Whitley Penn LLP

Plano, Texas

March 5, 2025